UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 15, 2006

WITNESS SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29335	23-2518693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Center Parkway
Roswell, GA	30076
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 754-1900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2006, Witness Systems, Inc. (the “Company”) received an additional Staff Determination notice from The Nasdaq Stock Market related to the delayed filing of its Quarterly Report on Securities and Exchange Commission (SEC) Form 10-Q for the quarter ended September 30, 2006.

Timely filing of periodic reports with the SEC is a requirement for continued listing under Nasdaq Marketplace Rule 4310(c)(14).  The additional Staff Determination — which the Company expected — provides that the delayed filing of the Form 10-Q for the quarter ended September 30, 2006 could serve as an additional basis for potential delisting of the Company’s common stock.  However, since the possibility of a delayed filing of the Form 10-Q was previously discussed with the Nasdaq Listing Qualifications Panel (the “Panel”), Witness Systems does not expect that the delayed filing will affect its continued listing on The Nasdaq Global Market.

As previously announced, the Panel has determined that Witness Systems’ continued listing on The Nasdaq Global Market is subject to the requirements that the Company (i) by no later than December 18, 2006, provide the Nasdaq Hearing Department with certain additional information and (ii) by no later than January 19, 2007, file its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006.  The Panel has advised the Company that if the Company is unable to meet these conditions, there can be no assurance that Nasdaq will grant an additional extension of time to meet such requirements or that the Company’s common stock will remain listed on The Nasdaq Stock Market.

Cautionary Note Regarding Forward-looking Statements:  Information in this Form 8-K that involves Company’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “estimates,” “will,” and similar expressions. These risks and uncertainties include, but are not limited to, our ability to persuade the Nasdaq Listing Qualifications Panel to grant a formal extension of time to file our delayed Form 10-Q for the quarter ended September 30, 2006; our ability to file required reports with the SEC on a timely basis and our ability to meet the conditions specified by the Nasdaq Listing Qualification Panel and the other requirements of the Nasdaq Stock Market for continued listing of our common stock on The Nasdaq Stock Market; the possibility that the special committee, in consultation with its advisers, will determine that the proper accounting for the company’s prior stock option grants differs from the accounting treatment upon which the assumptions and forward-looking statements in this release are based; the possibility that the scope of the issues as to the timing and accuracy of measurement dates for option awards and the timing of formal corporate approvals may change; that the amount and timing of additional stock-based compensation expenses and other additional expenses to be recorded in connection with affected option grants, and any corresponding adjustments to our financial statements, may change based upon the special committee’s ongoing analysis;  the possibility that potential claims and proceedings may arise relating to such matters, including possible litigation and action by the SEC or other governmental entities, that might impact the outcome of the special Committee’s review; the possibility that other actions may be taken or required as a result of the special committee’s review; and the possibility that the anticipated accounting adjustments and other factors described above could have negative tax or other implications for the company. Other factors that could cause actual future results to differ materially from current expectations include fluctuations in customer demand and the timing of orders; the company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company's markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency fluctuations; the ability of the company to complete and integrate successfully any acquisitions or investments it may make; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Form 10-K for the year ended December 31, 2005 and its Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission.

The forward-looking statements in this Form 8-K are based upon information available to the Company as of the date of this Form 8-K, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2006	WITNESS SYSTEMS, INC.

	By:	/s/ William F. Evans
William F. Evans
Executive Vice President
and Chief Financial Officer